Exhibit 10.1

ATRION CORPORATION

DEFERRED COMPENSATION PLAN FOR
NON-EMPLOYEE DIRECTORS
(As amended and restated as of March 5, 2008)

1.  Purpose; Effective Date.  Atrion Corporation (the "Company") has established this Deferred Compensation Plan for Non-Employee Directors (the "Plan") for the purpose of providing an unfunded nonqualified deferred compensation plan for the non-employee directors of the Company (the "Directors"). The Plan shall be effective as of the date it is approved by the Board of Directors of the Company (the "Board").

2.   Eligibility. Persons eligible to defer compensation under the Plan shall consist of the Directors.  Any Director who has submitted a Deferred Fee Election Form, as defined below, is hereinafter referred to as a "Participant."

3.   Deferred Fees.  A Director may elect to defer receipt of all or a portion of the cash fees payable for services as a director and for services as a member of a Committee of the Board (the "Fees") by submitting to the Company an election form with respect to such Fees (the "Deferred Fee Election Form").  The Deferred Fee Election Form must be submitted to the Company no later than the applicable Deferral Deadline, as defined below.  A Deferred Fee Election Form submitted by a Participant shall automatically continue from year to year and shall be irrevocable once the Deferral Deadline for those Fees has passed, but the Participant may modify or terminate a Deferred Fee Election Form with respect to Fees payable in any year by submitting a revised Deferred Fee Election Form or otherwise giving written notice to the Company at any time on or prior to the Deferral Deadline for those Fees.  The Deferral Deadline for an election to defer Fees for services performed in any calendar year shall be the last day of the prior calendar year; provided, however, that the Deferral Deadline for a Director's first year of eligibility in this Plan shall be the 30th day following the date the Director becomes eligible to participate in this Plan with respect to Fees payable for services performed after the election is made.  Directors at the effective date of the Plan will become eligible to participate in this Plan as of that date.  Directors elected after the date on which the Plan becomes effective will be eligible to participate in the Plan upon election to the Board.

4.   Deferred Stock Unit Accounts.

(a) Accounts. The Company shall establish on its books a Deferred Stock Unit Account ("DSU Account") for each Participant that elects to defer Fees, which shall be denominated in Deferred Stock Units ("DSUs"), including fractional DSUs.  The DSU Account shall be credited with a number of DSUs equal to the Fees deferred by the Director (the "Deferred Fees") divided by the closing market price of the common stock of the Company (the "Common Stock") on the day the Deferred Fees would have been paid if not for the deferral. On the first business day of each calendar year, each DSU Account shall be credited with an additional number of DSUs (including fractional DSUs) equal to the total amount of dividends that would have been paid during the prior year on the number of DSUs recorded as the balance of that DSU Account on each date such dividends were paid divided by the closing market price for the Common Stock on such dividend payment dates.  A Participant shall be one hundred percent (100%) vested in the number of DSUs held in his or her DSU Account at all times.

Exhibit 10.1

(b) Statement of Account. At least annually, a report shall be issued by the Company to each Participant setting forth the balance of the Participant's DSU Account under the Plan.

(c) Effect of Change in Control on DSU Accounts. At the time of consummation of a Change in Control (as defined below), if any, the amount credited to a Participant's DSU Account shall be converted into a credit for cash or common stock of the acquiring company ("Acquiror Stock") based on the consideration received by stockholders of the Company ("Stockholders") in the Change in Control, as follows:

(i) Stock Transaction. If Stockholders receive Acquiror Stock in the Change in Control, then (1) the amount credited to each Participant's DSU Account shall be converted into a credit for the number of shares of Acquiror Stock that the Participant would have received as a result of the Change in Control if the Participant had actually held the Common Stock credited to his or her DSU Account immediately prior to the consummation of the Change in Control, and (2) DSU Accounts will thereafter be denominated in shares of Acquiror Stock and ongoing deferral of Fees shall continue to be made into the DSU Accounts as so denominated in accordance with the terms of outstanding deferral elections.

(ii) Cash or Other Property Transaction. If Stockholders receive cash or other property in the Change in Control, then (1) the amount credited to a Participant's DSU Account shall be converted into a cash credit for the amount of cash or the value of the property that the Participant would have received as a result of the Change in Control if the Participant had actually held the Common Stock credited to his or her DSU Account immediately prior to the consummation of the Change in Control, and the cash so credited to the Participant shall be distributed in a lump sum to the Participant in January of the year following the Change of Control, and (2) DSU Accounts shall no longer exist under the Plan, and there shall be no ongoing deferrals.

(iii) Combination Transaction. If Stockholders receive Acquiror Stock and cash or other property in the Change in Control, then (1) the amount credited to each Participant's DSU Account shall be converted in part into a credit for Acquiror Stock under Section 4(c)(i) and in part into a credit for cash under Section 4(c)(ii) in the same proportion as such consideration is received by the Stockholders, and (2) ongoing deferral and crediting of Fees shall continue to be made into the DSU Accounts as provided in Section 4(c)(i) in accordance with the terms of outstanding deferral elections.

Exhibit 10.1

(iv) Change in Control.  For purposes of this Plan, a "Change of Control" shall mean the occurrence of any of the following events: (a) any person, entity or affiliated group, excluding the Company or any employee benefit plan of the Company, acquiring more than twenty-five percent (25%) of the then outstanding shares of voting stock of the Company, (b) the consummation of any merger or consolidation of the Company into another company, such that the holders of the shares of the voting stock of the Company immediately before such merger or consolidation own less than fifty percent (50%) of the voting power of the securities of the surviving company or the parent of the surviving company, (c) the adoption of a plan for complete liquidation of the Company or the sale or disposition of all or substantially all of the Company's assets of the Company, such that after the transaction, the holders of the shares of the voting stock of the Company immediately prior to the transaction own less than fifty percent (50%) of the voting securities of the acquiror or the parent of the acquiror, or (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

5.   Distributions.

(a) Timing of Distributions.  Each Deferred Fee Election Form shall include an election by the Participant as to the timing of distributions with respect to Deferred Fees.  Except as otherwise provided in this Section 5, such elections shall be irrevocable with respect to Deferred Fees once the Deferral Deadline for such Deferred Fees has passed.  All distributions from the Plan shall be made in shares of Common Stock with one share of Common Stock to be distributed for each DSU in the Director’s DSU Account plus cash for any fractional DSU.

(b) Distribution Timing and Valuation. Distributions shall be made in January of the year following the year in which service as a Director of the Company ceases for any reason or in January of the year the Participant elects in the Deferred Fee Election Form.  All distributions   due under the Plan in any year shall be made on a date in January determined by the Compensation Committee of the Board (the "Committee").  All distributions shall be based on DSU Account balances as of the close of business on the last trading day of the immediately preceding year plus any additional DSUs credited to the DSU Account pursuant to the third sentence of Section 4(a) above.

(e) Designation of Beneficiaries; Death.

(i) Each Participant shall have the right, at any time, to designate any person or persons as the Participant's beneficiary or beneficiaries (both primary as well as secondary) to whom distributions under this Plan shall be made in the event of the Participant's death prior to completion of distribution due under the Plan. If greater than fifty percent (50%) of the distribution is designated to a beneficiary other than the Participant's spouse, such beneficiary designation shall be consented to by the Participant's spouse. Each beneficiary designation shall be in written form prescribed by the Company and will be effective only if filed with the Company during the Participant's lifetime. Such designation may be changed by the Participant at any time without the consent of a beneficiary, subject to the spousal consent requirement above. If no designated beneficiary survives the Participant, the Participant's distributions shall be made to the Participant's surviving spouse or, if no spouse survives, to the Participant's estate.

Exhibit 10.1

(ii) Upon the death of a Participant, all distributions shall be made in January of the year following death.

(f) Distribution to Guardian. If a distribution under the Plan is due to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct such distribution to the guardian, legal representative or person responsible for the care and custody of such minor, incompetent or person. The Committee may require proof of incompetence, minority, incapacity or guardianship as it may deem appropriate prior to such distribution. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such distribution.

(g) Withholding; Payroll Taxes. The Company shall withhold from distributions made hereunder any taxes required to be withheld from such distributions under federal, state or local law.

6.   Administration.

(a) Committee Duties. This Plan shall be administered by the Committee. The Committee shall have responsibility for the general administration of the Plan and for carrying out its intent and provisions. The Committee shall interpret the Plan and have such powers and duties as may be necessary to discharge its responsibilities. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

(b) Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.   Amendment and Termination of the Plan.

(a) Amendment. The Board may at any time amend the Plan in whole or in part; provided, however, that no amendment shall affect the terms of any previously deferred amounts or the terms of any irrevocable Deferred Fee Election Form of any Participant.

Exhibit 10.1

(b) Termination. The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential distributions thereunder, would not be in the best interests of the Company.

(i) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferred Fee Election Forms and terminating all existing Deferred Fee Election Forms to the extent such Deferred Fee Election Forms have not yet become irrevocable. In the event of such a partial termination, the Plan shall continue to operate and be effective with regard to all elections regarding Deferred Fees made prior to the effective date of such partial termination.

(ii) Complete Termination. The Board may completely terminate the Plan as provided in this Section 7(b)(ii). In connection with any complete termination, the Company shall take all actions necessary so that Participants do not incur any taxes under Section 409A of the Internal Revenue Code.

(1) In the event the Board causes a complete termination of the Plan (other than in connection with a Change in Control Event as provided in Section 8(b)(ii)(2)), the Plan shall continue to operate as in a partial termination except as provided in this Section 8(b)(ii)(1). For a period selected by the Board of at least 12 months from the date the Board takes action to terminate the Plan, the Plan shall continue to make distributions otherwise due under the terms of the Plan absent termination of the Plan. On a date selected by the Board that is more than 12 months from the date the Board took action to terminate the Plan, the Plan shall cease to operate, the Company shall determine the balance of each Participant's DSU Account as of the close of business on such date and the Company shall distribute such DSU Account balances to the Participants in a single lump sum distribution as soon as practicable after such date, but in no event shall such distribution be made later than 24 months after the date the Board took action to terminate the Plan.

(2) The Board may completely terminate the Plan at any time during the 30 days preceding or the 12 months following a Change in Control Event (as defined in the proposed regulations under Section 409A of the Internal Revenue Code in effect as of the effective date of the Plan or in any revised or final regulations adopted after the effective date of the Plan). In that event, on the effective date of the complete termination, the Plan shall cease to operate, the Company shall determine the balance of each Participant's DSU Account as of the close of business on such effective date, and the Company shall distribute such DSU Account balance to the Participants in a single lump sum distribution as soon as practicable after such effective date and in no event later than 12 months after such effective date.

Exhibit 10.1

8.   Miscellaneous.

(a) No Funding.  The obligations of the Company to make distributions under this Plan shall be interpreted solely as an unfunded, contractual obligation to distribute only those amounts credited to the Participant's DSU Account.  Any assets set aside, including any assets transferred to a grantor trust or purchased by the Company with respect to amounts payable under the Plan, shall be subject to the claims of the Company's general creditors, and no person other than the Company shall, by virtue of the provisions of the Plan, have any interest in such assets.

(b) Non-assignability. Neither a Participant nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be non-assignable and nontransferable. No part of the distributions to be made hereunder shall, prior to actual distribution, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

(c)  Compliance with Laws.  This Plan and the issuance and delivery of shares of Common Stock under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(d) Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Texas, except as preempted by federal law.

(e) Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

(f) Notice. Any notice or filing required or permitted to be given to the Company or the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Exhibit 10.1

(g) Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.